EXHIBIT 10.19.5

THIS FOURTH AMENDED AND RESTATED REVOLVING CREDIT PROMISSORY NOTE AMENDS AND RESTATES THAT CERTAIN THIRD RESTATED PROMISSORY NOTE OF CBL & ASSOCIATES LIMITED PARTNERSHIP, A DELAWARE LIMITED PARTNERSHIP ("MAKER"), PAYABLE TO THE ORDER OF SUNTRUST BANK (THE "BANK"), IN THE MAXIMUM PRINCIPAL AMOUNT OF $10,000,000.00 (THE "MOST RECENT LINE OF CREDIT NOTE") AND ANY AND ALL PRIOR RENEWALS, AMENDMENTS AND RESTATEMENTS THEREOF. THIS FOURTH AMENDED AND RESTATED PROMISSORY NOTE DOES NOT CONSTITUTE A RELEASE, DISCHARGE, PAYMENT, SATISFACTION OR NOVATION OF THE MOST RECENT LINE OF CREDIT NOTE, OR ANY PRIOR RENEWAL, AMENDMENT OR RESTATEMENT THEREOF, OR THE INDEBTEDNESS, AND ACCRUED INTEREST, EVIDENCED THEREBY ALL OF WHICH REMAINS OUTSTANDING AND WHICH SHALL HENCEFORTH BE REPAYABLE AND BEAR INTEREST IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS FOURTH AMENDED AND RESTATED PROMISSORY NOTE AND THE OTHER LOAN DOCUMENTS TO WHICH BENEFIT THIS FOURTH AMENDED AND RESTATED PROMISSORY NOTE IS ENTITLED.

FOURTH AMENDED AND RESTATED

REVOLVING CREDIT NOTE

$17,200,000.00	Chattanooga, Tennessee
August 29, 2006

CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (the "Maker"), promises to pay to the order of SUNTRUST BANK, a Georgia banking corporation with offices in Chattanooga, Tennessee (the "Bank"), the principal sum of SEVENTEEN MILLION TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($17,200,000.00), or such lesser principal sum as may be advanced hereon, together with interest thereon from date until paid, upon disbursed and unpaid principal balances, as hereinafter provided , said interest being payable monthly on the first day of each month following the date hereof, with the final installment of interest being due and payable concurrently on the same date that the principal balance is due hereunder. Capitalized terms which are used, but not otherwise defined herein, shall have the meanings respectively ascribed such terms in that certain Third Amended and Restated Loan Agreement dated September 24, 2003 herewith between the Maker and the Bank, as the same has been and may hereafter be amended, extended, supplemented, spread, consolidated and/or restated (the “Loan Agreement”).

Subject to the terms and provisions herein pertaining to the application of the Default Rate, and unless sooner accelerated to immediate maturity in accordance with the terms and provisions herein provided, the disbursed and unpaid principal balances of the indebtedness hereby evidenced shall bear interest prior to maturity at a variable rate per annum for each Interest Period equal to (a)

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equal to (i) .80% per annum, plus (ii) the one month, two month, three month, six month and, if available, one year LIBOR selected by the Maker at the Maker's option in accordance with the time, manner, condition and limitations specified in the Loan Agreement, or (b) the Base Rate, if Maker shall so elect or the Continuation or Conversion of LIBOR Advances is no longer permitted under the terms of the Loan Agreement. If Maker shall fail to make a timely designation with respect to the continuation of any LIBOR Advance, so long as a LIBOR Advance is then available under the terms of the Loan Agreement, such LIBOR Advance will be automatically renewed as a LIBOR Advance as provided in Section 2.7(a) of the Loan Agreement.

So long as the Borrower is in compliance with the terms and provisions of the Loan Agreement, the Borrower may borrow, repay and reborrow an amount not in excess of the lesser of (a) Seventeen Million Two Hundred Thousand and No/100 Dollars ($17,200,000.00), or (b) the then current Borrowing Base. Unless Maker shall avail itself of the Term-Out Option (as defined below), the Maturity Date of this Note, at which time all principal and accrued but unpaid interest outstanding on this Note shall automatically become due and payable in full without necessity of demand or other notice shall be the Termination Date.

In the event that the foregoing provisions should be construed by a court of competent jurisdiction not to constitute a valid, enforceable designation of a rate of interest or method of determining same, the indebtedness hereby evidenced shall bear interest at the “Base Rate” from time to time then in effect. The term “Base Rate,” for purposes of this Note shall mean the Federal Funds Rate, floating daily, plus one-percent (1%).

This Note and the Maker's performance under the Loan evidenced by this Note shall be reviewed annually by the Bank and the Termination Date may be extended pursuant to the terms and provisions of the Loan Agreement. In the event the Termination Date is not extended, unless sooner due and payable by reason of acceleration as herein provided upon the occurrence of an Event of Default, the Maker may elect (a) to continue to use the line of credit evidenced by this Note, subject to the terms, provisions and conditions of the Loan Agreement, in which event the principal balance due hereunder, together with all accrued interest, shall be payable in full on the Termination Date existing at the time the Bank elects not to extend the then existing Termination Date; or (b) to cap the Loan evidenced by this Note (the "Term Out Option") at its then existing outstanding principal balance, to continue to pay interest only monthly for a six (6) month period at the variable rate of interest during each Interest Period as hereinabove provided, such interest payments being due and payable on the first day of each month, then at the conclusion of the six (6) month period to amortize the then outstanding principal balance over an eighteen (18) month period with the principal being due in equal quarterly installments on the first day of each quarter, with interest at the variable rate of interest as hereinabove provided, said interest being payable on the first day of each month with all unpaid principal and accrued interest then outstanding being due and payable in full at the end of the eighteen (18) month period.

All installments of interest, and the principal hereof, are payable at the office of SunTrust Bank, 736 Market Street, Chattanooga, Tennessee 37402, or at such other place as the holder may designate in writing, in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment.

Any amounts not paid when due hereunder (whether by acceleration or otherwise) shall bear interest after maturity at the lesser of (a) the Bank’s Prime Rate, floating daily, plus 4% per annum

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or (b) the maximum effective variable contract rate which it is lawful for the Holder hereof to charge (the "Default Rate") if the Maker shall fail to make payment of any installment of interest, as above provided, within ten (10) days following the giving of notice from the Bank to Maker of such failure, or upon any default beyond the expiration of any applicable notice and cure period in the terms and provisions of the Loan Agreement, Mortgages or other Loan Documents which now or hereafter secures the payment of the indebtedness evidenced hereby, then, in any of such events, the entire unpaid principal balance of the indebtedness evidenced hereby, together with all interest then accrued, shall, at the absolute option of the Bank, at once become due and payable, without demand or notice, the same being expressly waived. The Bank’s Prime Rate is currently 8.25% and is not necessarily the lowest rate of interest charged by the Bank on it loans to customers of the Bank.

If this Note is placed in the hands of an attorney for collection, by suit or otherwise, or to protect the security for its payment, or to enforce its collection, or to represent the rights of the Bank in connection with any loan documentation executed in connection herewith, or to defend successfully against any claim, cause of action or suit brought by the Maker against the Bank, the Maker shall pay on demand all costs of collection and litigation (including court costs), together with a reasonable attorney's fee.

The Maker and any endorsers or guarantors hereof waive protest, demand, presentment, and notice of dishonor, and agree that this Note may be extended, in whole or in part, without limit as to the number of such extensions or the period or periods thereof, without notice to them and without affecting their liability hereon. This Note is the Note referred to in the Loan Agreement and is subject to and entitled to the benefit thereof. This Note is secured by, inter alia, the Mortgages and is subject to and entitled to the benefit thereof.

It is the intention of the Bank and the Maker to comply strictly with applicable usury laws; and, accordingly, in no event and upon no contingency shall the Bank ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum rate which the Bank may lawfully charge under applicable statutes and laws from time to time in effect; and in the event that the holder hereof ever receives, collects, or applies as interest any such excess, such amount which, but for this provision, would be excessive interest, shall be applied to the reduction of the principal amount of the indebtedness hereby evidenced; and if the principal amount of the indebtedness evidenced hereby, and. all lawful interest thereon, is paid in full, any remaining excess shall forthwith be paid to the Maker, or other party lawfully entitled thereto. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest rate which Bank may lawfully charge under applicable law from time to time in effect, the Maker and the Bank shall, to the maximum extent permitted under applicable law, characterize any non-principal payment as a reasonable loan charge, rather than as interest. Any provision hereof, or of any other agreement between the Bank and the Maker, that operates to bind, obligate, or compel the Maker to pay interest in excess of such maximum rate shall be construed to require the payment of the maximum rate only. The provisions of this paragraph shall be given precedence over any other provision contained herein or in any other agreement between the Bank and the Maker that is in conflict with the provisions of this paragraph.

Except for its failure to abide by Sections 7.1, 7.2, 7.6, 7.10, 9.1, 9.4, 9.7 and 9.8 of the Loan Agreement, in no event shall CBL & Associates Properties, Inc. have any personal liability whatsoever hereunder, recourse being expressly limited to the assets of the Maker and any Guarantor. In addition to, and without limiting the foregoing, no recourse shall be had, whether by

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levy or execution or otherwise, for the payment of any obligations due or for any claim under this Note against any of Maker's principals, limited partners, shareholders, officers, directors, agents, trustees, advisors or employees.

This Note shall be governed and construed according to the statutes and laws of the State of Tennessee from time to time in effect, except to the extent that Section 85 of Title 12 of the United States Code (or other applicable federal statute) may permit the charging of a higher rate of interest than applicable state law, in which event such applicable federal statute, as amended and supplemented from time to time shall govern and control the maximum rate of interest permitted to be charged hereunder; it being intended that, as to the maximum rate of interest which may be charged, received, and collected hereunder, those applicable statutes and laws, whether state or federal, from time to time in effect, which permit the charging of a higher rate of interest, shall govern and control; provided, always, however, that in no event and under no circumstances shall the Maker be liable for the payment of interest in excess of the maximum rate permitted by such applicable law, from time to time in effect.

This Fourth Amended and Restated Revolving Credit Note constitutes (a) a renewal and restatement of the Maker’s Revolving Credit Note dated October 14, 1994 (the "Original Note"), the Maker’s Restated Revolving Credit Note dated August 23, 1995 (the “First Restated Note”), and the Maker’s Second Restated Revolving Credit Note dated October 30, 2001 (the “Second Restated Note”), and Maker’s Third Restated Promissory Note dated September 24, 2003 (the “Most Recent Line of Credit Note”) and all indebtedness and accrued interest outstanding thereon, and (b) a restatement and consolidation of the Acquired Indebtedness, and does not constitute a novation, satisfaction, payment, release, waiver or other discharge of the indebtedness evidenced by such notes. The Mortgages, the liens created thereby, and the perfection and priority thereof, shall not be released, discharged, subordinated or otherwise adversely affected by this Note or any amendment to the Loan Agreement to the other Loan Documents executed in connection with the execution and delivery of this Note. From and after the date hereof, all collections of indebtedness evidenced by the Original Note, First Restated Note, and Second Restated Note, the most Recent Revolving Line of Credit Note, and the Acquired Indebtedness will be made under this Fourth Amended and Restated Revolving Credit Note and not under the Original Note, Restated Note, Second Restated Note, the Most Recent Revolving Credit Note, or any such notes as may have previously evidenced the Acquired Indebtedness.

Subject to the exceptions and qualifications described below, CBL Holdings I, Inc., the general partner of the Maker (the “General Partner”), shall not be personally liable for the payment of the indebtedness evidenced by or created or arising under this Note or any other obligation or liability of Maker under the Mortgages. Notwithstanding the foregoing provisions of this paragraph, (i) if an Event of Default occurs, nothing hereinabove stated or provided in the aforesaid Mortgages shall in any way prevent or hinder the Bank in the enforcement or foreclosure of liens, deeds of trust, deeds to secure debt, mortgages, assignments, rights and security interests now or at any time hereafter securing the payment of this Note, or in the pursuit or enforcement of any remedy or judgment against the Maker and its assets; and (ii) the General Partner shall be fully liable to the Bank to the same extent that it would be liable absent the foregoing provisions of this paragraph: (a) for fraud or willful misrepresentation (to the full extent of losses suffered by the Bank by reason of such fraud or willful misrepresentations), (b) for the retention of any rental income or other income in excess of operating expenses of the property arising with respect to the property covered by the Mortgages and collected by Borrower after the Bank has given Borrower

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notice that Borrower is in default under any of this Note and/or the Mortgages and that the Bank has exercised its option to accelerate the maturity of this Note, foreclose or require the foreclosure of the liens securing payment thereof or exercise any of its other rights, remedies and recourses under the Mortgages (to the full extent of the rental income or other income in excess of such operating expenses collected by Borrower after the giving of any such notice), (c) for the fair market value, as of the time of the giving of any notice referred to in (b) above, of any tangible personalty property or fixtures removed or disposed of by Borrower from the properties encumbered by the Mortgages (other than in accordance with the terms of the Mortgages) after the giving of any notice referred to in (b) above, and (d) for the misapplication by Borrower (contrary to the provisions of the Mortgages) of (x) any proceeds paid prior to any such foreclosure under any insurance policies by reason of damage, loss or destruction to any portion of the property covered by the Mortgages (to the full extent of such proceeds so misapplied), or (y) any proceeds or awards resulting from the condemnation, prior to any such foreclosure, of all or any part of the property covered by the Mortgages (to the fullest extent of such proceeds or awards so misapplied).

CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership

By: CBL Holdings I, Inc., a Delaware corporation,

Its Sole General Partner

By: /s/ John N. Foy
Printed Name: John N. Foy
Title: Vice Chairman and Chief Financial Officer

5

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